UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	March 27, 2014

Commission File Number	Exact Name of Registrants as Specified in their Charters, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-14201	SEMPRA ENERGY (A California Corporation) 101 Ash Street San Diego, California 92101 (619) 696-2000	33-0732627

1-03779	SAN DIEGO GAS & ELECTRIC COMPANY (A California Corporation) 8326 Century Park Court San Diego, California 92123 (619) 696-2000	95-1184800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01.  Other Events

Entry Into Settlement Agreement

On March 27, 2014, San Diego Gas & Electric Company (“SDG&E”) entered into a Settlement Agreement with The Utility Reform Network (“TURN”), the Office of Ratepayer Advocates (“ORA”) of the California Public Utilities Commission (“CPUC”) and Southern California Edison Co. (“SoCalEdison”). If approved by the CPUC, the Settlement Agreement will constitute a complete and final resolution of the CPUC’s Order Instituting Investigation and related CPUC proceedings (“OII”) regarding the Steam Generator Replacement Project (“SGRP”) at the San Onofre Nuclear Generating Station (“SONGS”) and the related outage and subsequent shutdown of SONGS. The Settlement Agreement does not affect proceedings before the Nuclear Regulatory Commission or proceedings related to potential future recoveries from third parties.

Implementation of the terms of the Settlement Agreement is subject to the approval of the CPUC, as to which there is no assurance. The parties to the Settlement Agreement (“Settling Parties”) have agreed to exercise their best efforts to obtain CPUC approval. The Settlement Agreement is subject to termination by any of the Settling Parties if the CPUC has not approved it within six months of submission, but there can be no certainty of when or what the CPUC will actually decide.

The following summary of the Settlement Agreement is qualified in its entirety by reference to the complete text of the Settlement Agreement, which is filed as Exhibit 99.1 to this Current Report.

Disallowances, Refunds and Rate Recoveries

If the Settlement Agreement is approved, SDG&E will:

1.
remove from rate base, as of February 1, 2012, its investment in the SGRP and refund to its customers the amount collected for its investment in and any return on its investment in the SGRP since such date. As of February 1, 2012, SDG&E’s net book value in the SGRP was approximately $160 million;

2.
be authorized to recover in rates its remaining investment in SONGS, including base plant and construction work in progress (“CWIP”) generally over a ten-year period commencing February 1, 2012 at a reduced rate of return equal to:

a.	SDG&E’s weighted average return on debt, plus

b.	50 percent of SDG&E’s weighted average return on preferred stock, as authorized in the CPUC’s Cost of Capital proceeding then in effect (collectively “SONGS ROR”).

This results in a SONGS ROR of 2.75 percent for the period February 1, 2012 through December 31, 2012 and 2.35 percent for the period January 1, 2013 through December 31, 2014. The SONGS ROR for future periods will fluctuate based on SDG&E’s authorized weighted average returns on debt and preferred stock in effect for those future periods;

3.
be authorized to recover in rates its recorded operations and maintenance (“O&M”) expenses for 2012, recorded O&M expenses for 2013, recorded costs for the 2012 refueling outage of Unit 2 and recorded O&M expenses for 2014 subject to customary prudency review;

4.	be authorized to recover in rates its remaining investment in materials and supplies over a ten-year period commencing February 1, 2012 at the SONGS ROR;

5.
be authorized to recover in rates its remaining investment in nuclear fuel inventory and associated nuclear fuel supply contracts over a ten-year period with a return equal to SDG&E’s commercial paper borrowing rate;

6.
be authorized to recover in rates through its fuel and purchased power balancing account (“ERRA”) all costs incurred to purchase power in the market to replace the power that would have been generated at SONGS if not for the outage and shutdown of SONGS, and to recover by December 31, 2015 any SONGS-related ERRA undercollections. SDG&E’s market power costs through June 6, 2013 (the date of SONGS’ retirement) were approximately $165 million, using the methodology followed in the OII (and an additional approximately $79 million through December 31, 2013).

SDG&E is also provided with an incentive in the event proceeds are secured from the sale of materials and supplies and/or nuclear fuel, as well as in the event that nuclear fuel investments are reduced by contract cancellations. This incentive allows SDG&E to retain 5 percent of its proportionate share of any sales proceeds and to recover 5 percent of its proportionate share of the excess of cancelled contract obligations over cancellation costs. The balance of the sale proceeds and cancellation benefits is credited to ratepayers.

Potential Third Party Recoveries

The Settlement Agreement also addresses how potential recoveries from third parties will be allocated between ratepayers and SDG&E.

As disclosed in Note 15 of the Notes to Consolidated Financial Statements in the combined 2013 Annual Report on Form 10-K of SDG&E, Sempra Energy and Southern California Gas Company (“Annual Report”), SDG&E and the other owners of SONGS carry accidental property damage and accidental outage insurance issued by Nuclear Electric Insurance Limited (“NEIL”). SoCalEdison, on behalf of itself and the other minority owners in SONGS (including SDG&E), has placed NEIL on notice of claims under both policies. Under the Settlement Agreement, recoveries from NEIL, if any, will first be applied to reimburse costs incurred in pursuing such recoveries, including litigation costs. To the extent SDG&E’s share of recoveries from NEIL exceeds such costs, recoveries will be allocated 82.5 percent to ratepayers and 17.5 percent to SDG&E.

As disclosed in Note 15 of the Notes to Consolidated Financial Statements in the Annual Report, SDG&E has filed a lawsuit against Mitsubishi Heavy Industries, Ltd. and related companies (“MHI”). This proceeding was stayed in favor of an arbitration proceeding. Under the Settlement Agreement, recoveries from MHI, if any, will first be applied to reimburse costs incurred in pursuing such recoveries, including litigation costs. To the extent SDG&E’s share of recoveries from MHI exceeds such costs, they will be allocated as follows:

1.	85 percent of the first $25 million to SDG&E, and 15 percent to ratepayers;
2.	66.67 percent of the next $200 million to SDG&E, and 33.33 percent to ratepayers; and
3.	25 percent of any additional recoveries to SDG&E, and 75 percent to ratepayers.

The Settlement Agreement provides for the resolution of the claims with NEIL and the dispute with MHI without requiring CPUC review or approval, but requires that SoCalEdison and SDG&E use their best efforts to inform the CPUC of any settlements or resolutions of the issues to the extent possible without compromising any aspect of such settlements or resolutions.

There is no assurance that there will be any recoveries from NEIL or MHI or that if there are recoveries, that they will exceed the costs incurred to pursue them. Were there to be recoveries, SDG&E cannot speculate as to when they would be received or the amount of any such recoveries. SDG&E’s current expectation is that NEIL will make a coverage determination by the end of the second quarter of 2014.

Accounting and Financial Impacts

As a result of the execution of the Settlement Agreement by the Settling Parties, SDG&E has now concluded that the most likely outcome of the OII is the approval and implementation of the Settlement Agreement, although such outcome is dependent on approval by the CPUC, which is not certain. As a result, SDG&E expects to record in the first quarter of 2014 an increase in the after-tax impairment charge of approximately $9 million.

As disclosed in Note 13 of the Notes to Consolidated Financial Statements in the Annual Report, SDG&E reported a pretax loss of $200 million, or $119 million after-tax, in the second quarter of 2013 as a result of its assessment of the financial impact of the outcome of the SONGS OII proceeding. After adjustment for the Settlement Agreement, the total impairment recorded due to the early retirement of SONGS Units 2 and 3, including amounts previously recorded in 2013, is currently estimated at $187 million pretax, or approximately $128 million after-tax.

Assuming the Settlement Agreement is approved, and except for the impact of the amount and timing of any potential future recoveries from third parties, which SDG&E cannot estimate at this time, SDG&E does not expect that implementation of the Settlement Agreement will have a material impact on future results of operations or financial condition.

Procedure

Under the Settlement Agreement, the Settling Parties are required to use their best efforts to obtain CPUC approval and expect to file a motion shortly requesting the CPUC to:

1.	approve the Settlement Agreement without change;
2.	find the Settlement Agreement reasonable; and
3.	expedite consideration of the Settlement Agreement in order to provide the benefits of it as soon as possible.

During the pendency of proceedings regarding the Settlement Agreement, the Settling Parties are further bound to:

1.	support and mutually defend the Settlement Agreement in its entirety;
2.	oppose any modifications proposed by any non-settling party to the OII unless all Settling Parties agree; and
3.	cooperate reasonably on all submissions.

The Settling Parties also urge the CPUC to withdraw the November 19, 2013 Proposed Decision on Phase 1 and Phase 1A issues in the OII and they further agree to review any CPUC orders regarding the Settlement Agreement to determine if the CPUC has changed or modified it, deleted a term or imposed a new term. If any Settling Party is unwilling to accept any such change, modification, deletion or addition of a new term, then the Settling Parties will negotiate in good faith to seek a resolution acceptable to all Settling Parties. If they are unable to resolve the matter to the satisfaction of all Settling Parties, or to obtain prompt CPUC approval of an agreed upon resolution, then any Settling Party can terminate the Settlement Agreement upon prompt notice.

Under CPUC rules, parties in the OII will have an opportunity to comment on the Settlement Agreement, and if there are objections raising factual issues, then the CPUC’s review may include evidentiary proceedings. CPUC rules do not provide for any fixed time period for the CPUC to act on the Settlement Agreement. Pursuant to the CPUC’s rules, no settlement becomes binding unless the CPUC approves the settlement based on a finding that it is reasonable in light of the whole record, consistent with law, and in the public interest. The CPUC has discretion to approve or disapprove a settlement, or to condition its approval on changes to the settlement, which the parties may accept or reject.

Accordingly, there can be no assurance regarding the timing of any CPUC decision or that the CPUC will approve the Settlement Agreement or refrain from making changes to it that are not acceptable to all the Settling Parties. Thus, there can be no assurance that the OII proceeding will provide for recoveries as currently estimated by SDG&E in accordance with the Settlement Agreement, including the recovery of costs recorded as a regulatory asset, or that the CPUC will not order refunds to customers above those contemplated by the Settlement Agreement. Therefore, the amount of the regulatory asset related to the SONGS plant closure is subject to further change based upon future developments and the application of SDG&E’s judgment to those events.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

In this report, when we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “intends,” “depends,” “should,” “could,” “would,” “will,” “may,” “potential,” “target,” “pursue,” “goals,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include

▪	local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments;

▪
actions and the timing of actions, including issuances of permits to construct and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, Atomic Safety and Licensing Board, California Energy Commission, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries in which we operate;

▪	capital markets conditions, including the availability of credit and the liquidity of our investments;

▪
the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining permits, licenses, certificates and other authorizations on a timely basis and risks in obtaining adequate and competitive financing for such projects;

▪	inflation, interest and exchange rates;

▪	the impact of benchmark interest rates, generally Moody’s A-rated utility bond yields, on our California Utilities’ cost of capital;

▪	energy markets, including the timing and extent of changes and volatility in commodity prices;

▪
the availability of electric power, natural gas and liquefied natural gas, including disruptions caused by failures in the North American transmission grid, pipeline explosions and equipment failures and the decommissioning of San Onofre Nuclear Generating Station;

▪	weather conditions, natural disasters, catastrophic accidents, and conservation efforts;

▪
risks inherent with nuclear power facilities and radioactive materials storage, including the catastrophic release of such materials, the disallowance of the recovery of the investment in, or operating costs of, the nuclear facility due to an extended outage and facility closure, and increased regulatory oversight;

▪	risks posed by decisions and actions of third parties who control the operations of investments in which we do not have a controlling interest;

▪	wars, terrorist attacks and cybersecurity threats;

▪	business, regulatory, environmental and legal decisions and requirements;

▪	expropriation of assets by foreign governments and title and other property disputes;

▪	the impact on reliability of SDG&E’s electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources;

▪
the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through our electric transmission and distribution system;

▪	the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements;

▪	the resolution of litigation; and

▪	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described in this report and other reports that we file with the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits
99.1 Settlement Agreement dated March 27, 2014 between Southern California Edison Company, San Diego Gas & Electric Company, the Office of Ratepayer Advocates and The Utility Reform Network.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: March 27, 2014	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer

SAN DIEGO GAS & ELECTRIC COMPANY
(Registrant)

Date: March 27, 2014	By: /s/ Robert Schlax
Robert Schlax Vice President, Controller and Chief Financial Officer